Exhibit 99.B

     Attached hereto is a true and correct copy of a Power of Attorney given by each of the persons signatory thereto.

/s/ John Banes
John Banes

POWER OF ATTORNEY

     Each of the undersigned, being a Director and officer of AerCo Limited, hereby individually appoints John McMahon, Huib van Doorn, Sean Brennan, Brian Marks, Wouter Marinus den Dikken, Pat Keating, Aengus Kelly and Caroline Jones and each of them, acting on behalf of debis AirFinance Administrative Services Limited, as Administrative Agent of AerCo Limited, his true and lawful attorney-in-fact and agent (each an “Attorney-in- Fact”), with full power by power of attorney of substitution and resubstitution, for him and in his name, place and stead, in his capacity as a Director and an officer of AerCo Limited, to sign each Report on Form 6-K which will be filed at least monthly, provided that where any such Report on Form 6-K is required to contain any information in addition to or other than a copy of the relevant monthly report to noteholders the contents of such Report on Form 6-K shall be approved by any one Director of AerCo Limited prior to the filing thereof, each such Report on Form 6-K containing a monthly report to noteholders to be filed monthly on or about the 15th day of each month and each other Report on Form 6-K to be filed within the time prescribed by the Securities and Exchange Commission (the “SEC”) upon the occurrence of certain events listed in the SEC rules and regulations with the SEC and any amendments thereto, and to file the same with any exhibits thereto and any other documents in connection therewith with the SEC, granting unto said Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said Attorney-in-Fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be duly executed and delivered in Shannon, Ireland on the date indicated below.

Dated: June 6, 2002	/s/ William M. McCann
William M. McCann

	Witness:	/s/ Michael Walsh

Dated: June 6, 2002	/s/ Roy M. Dantzic
Roy M. Dantzic

	Witness:	/s/ Michael Walsh

Dated: Jule 6,2002	/s/ Hugh R. Jenkins
Hugh R. Jenkins

	Witness:	/s/ Michael Walsh

Dated: June 6, 2002	/s/ Richard E. Cavanagh
Richard E. Cavanagh

	Witness:	Michael Walsh

Dated: June 6, 2002	/s/ Brian T. Hayden
Brian T. Hayden

	Witness:	Michael Walsh